Exhibit 99.2

REVISED AND RESTATED
TOWER FINANCIAL CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Tower Financial Corporation (sometimes referred to as the “Company”) hereby amends and restates its Supplemental Executive Retirement Plan (“Plan”) in its entirety, effective as of July 1, 2008 (which Plan was originally effective as of January 1, 2002 and which Plan was subsequently amended, including a prior restatement effective as of January 1, 2005).  The Plan is an unfunded, non-qualified plan for the payment of deferred compensation to Donald F. Schenkel, in recognition of his substantial contributions to the operation of Tower Financial Corporation and Affiliates and provides him with additional incentives to enhance Tower Financial Corporation and its programs.

ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1.  Definitions.  As used in the Plan, the following words and phrases, when capitalized, have the following meanings:

(a)           “Accrued Benefit” means, with respect to the Participant, a series of equal monthly payments, commencing at the Participant’s Normal Retirement Date (or other applicable Commencement Date) and continuing until his death. The following table expresses the monthly Accrued Benefit of the Participant hereunder, once the Participant attains the ages and/or the Normal Retirement Date set forth in the following table, which table takes into consideration certain factors found in the original Plan document, such as the Participant’s base salary multiplied by an applicable benefit factor:

Age / Normal Retirement Date	Yearly Benefit	Monthly Accrued Benefit
64	$99,750.00	$8,312.50
65	$114,000.00	$9,500.00
66	$128,250.00	$10,687.50
67	$142,500.00	$11,875.00
68	$156,750.00	$13,062.50
69	$171,000.00	$14,250.00
Normal Retirement Date of 7/1/2011	$185,250.00	$15,437.50

(b)           “Affiliate” means any employer that, together with Tower Financial Corporation, is under common control or a member of an affiliated service group, as determined under Code subsections 414(b), (c), (m), and (o).

(c)           “Board of Directors” means the Board of Directors of Tower Financial Corporation.

(d)           “Cause” means, with respect to a Separation from Service, (i) the commission by the Participant of an act of malfeasance, dishonesty, fraud or breach of trust against the Company or any of its affiliates, employees, clients or vendors, resulting or intended to result in substantial gain or personal enrichment to which the Participant was not legally entitled; (ii) the continued breach by the Participant of any of his material obligations pursuant to his Employment Agreement with Company (which duties shall be construed strictly with reference to Participant’s diminished duties set forth in the Amendment to his Employment Agreement entered into the 22nd day of July, 2008), but only after (a) the Participant is notified in writing that Company is requesting the Participant to correct a breach of this subsection (which notice specifically identifies the section or sections of the Employment Agreement which Company asserts have been breached and the manner in which Company asserts that Participant has breached the obligations referenced therein), upon the prior joint written recommendation of not less than two of the three persons then serving as chair of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, stating with particularity the reasons therefor and (b) after a period of not less than forty-five (45) days following such written notice, not less than two of the foregoing persons confirm their recommendation that the conditions giving rise to the claim of cause have not been cured; and (iii) the Participant’s indictment, conviction of or plea of guilty or no contest to any felony or any crime involving moral turpitude.

(e)           “Change of Control” means a change of control pursuant to provisions of IRC §409A.

(f)           “Code” means the Internal Revenue Code of 1986, as amended, and its interpretive rules and regulations.

(g)           “Commencement Date” means, with respect to the Participant, the date that the payment of the Participant’s benefit under the Plan commences, as provided in Article III.
(h)           “Compensation Committee” means the Compensation Committee of the Board of Directors.

(i)           “Disability” means the Participant’s disability as determined pursuant to the provisions of IRC §409A.

(j)           “Employee” means Donald F. Schenkel.

(k)           “Employment Termination” means the same as “Separation from Service.”

(l)           “Key Employee” means a key employee as defined in IRC §416(i) without regard to Paragraph (5) thereof. For purposes of determining whether an individual is a Key Employee for a given Plan Year hereunder, such determination shall be made as of the December 31st preceding the Plan Year in question and any such person so identified as a Key Employee shall be treated as a Key Employee for the twelve-month period beginning on the first day of the fourth month following said December 31st identification date.

(m)           “Normal Retirement Date” means the date of July 1, 2011.

(n)           “Participant” means Donald F. Schenkel.

(o)           “Plan” means this instrument, as restated and amended from time to time, and the non-qualified supplemental retirement plan established by this instrument, as amended.

(p)           “Plan Year” means the calendar year.

(q)           “Separation from Service” means the cessation of the Participant’s status as an Employee for any reason, which cessation shall also meet the definition of Separation from Service as set forth in IRC §409A.

Section 1.2.  Rules of Construction.  The following rules of construction shall govern in interpreting the Plan:

(a)           The Plan is intended to be an unfunded deferred compensation plan for a select group of management or highly compensated employees that is exempt from Parts 2, 3, and 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974.

(b)           This Plan is intended to comply with the applicable requirements of §409A of the Internal Revenue Code (“IRC 409A”) and shall be limited, construed and interpreted in accordance with such intent (including the final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect to IRC §409A). Notwithstanding anything hereunder to the contrary, any provision in the Plan that is inconsistent with IRC §409A shall be deemed to be amended to comply with IRC §409A and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void.

(c)           The provisions of this Plan shall be construed and governed in all respects under and by the laws of the State of Indiana.

(d)           If any provision of the Plan is held to be illegal or invalid for any reason, that provision shall be void, but the voiding of that provision shall not otherwise impair or affect the remaining provisions of the Plan.

ARTICLE II
PARTICIPATION

Section 2.1.  Commencement of Participation.  The Compensation Committee shall designate each Employee who is to become the Participant by resolution of the Board of Directors and by identifying the Employee as the Participant on the attached Appendix.

Section 2.2.  Termination of Participation.  Once designated the Participant, an Employee shall continue to be the Participant until (a) the Compensation Committee determines that he shall cease to be the Participant, (b) his Separation from Service or Disability, or (c) the termination of the Plan, whichever occurs first.

ARTICLE III
FORMS OF BENEFIT

Section 3.1.  Normal Retirement Benefit.  Except as otherwise provided in this Plan, if the Participant incurs a Separation from Service on or after attaining his Normal Retirement Date, his Plan benefits shall be paid in a series of monthly installments each in the amount of his Accrued Benefit determined pursuant to Section 1.1(a), commencing on the 1st day of the month following his Normal Retirement Date and continuing until his death.

Section 3.2.  Delayed Retirement Benefit.  If the Participant incurs a Separation from Service after his Normal Retirement Date, his Plan benefits shall be paid in a series of monthly installments each in an amount equal to the Normal Retirement Benefit described in section 3.1 above (i.e., his plan benefit will not be increased if his Separation from Service is delayed beyond his Normal Retirement Date), commencing on the 1st day of the month following his Delayed Retirement Date and continuing until his death.

Section 3.3.  Disability Benefit.  If the Participant incurs a Disability while an Employee, his Plan benefit shall be paid in a series of monthly installments each in an amount that is equal to his Accrued Benefit determined pursuant to Section 1.1(a) and the date he incurs a Disability, commencing on the first day of the month following the effective date of his Disability and continuing until his death.

Section 3.4.  Death Benefit.

(a)           If the Participant dies while an Employee and prior to receiving benefits from this Plan, his surviving spouse shall receive a death benefit in a lump sum amount equal to the amount, determined as of the Participant’s death, of the SERP liability accrued on the books of the Company pertaining to the Participant (and not the Accrued Benefit), which lump sum amount shall be paid on the 60th day following the Participant’s death. If the Participant is not survived by a spouse, no death benefit shall be payable hereunder.

(b)           If the Participant dies while receiving benefits under this Plan, his surviving spouse shall receive a death benefit in a lump sum amount equal to the amount of the remaining SERP liability accrued on the books of the Company as of the date of the Participant’s death (and not the Accrued Benefit), which lump sum amount shall be paid within sixty (60) days of the Participant’s death. If the Participant is not survived by a spouse, no death benefit shall be payable hereunder.

Section 3.5.  Separation from Service Benefit.  If the Participant incurs a Separation from Service before his Normal Retirement Date in which the Separation from Service was voluntary or was involuntary without Cause, his Plan benefit shall be paid in a series of monthly installments each in an amount equal to his Accrued Benefit determined pursuant to Section 1.1(a) and the date he incurs a Separation from Service, commencing on the 1st day of the month following such Separation from Service and continuing until his death. If the Participant’s Separation from Service before his Normal Retirement Date is involuntary with Cause, the Participant’s benefit shall be the amount of the SERP liability accrued on the books of the Company as of the date of the Participant’s Separation from Service (and not the Accrued Benefit), which benefit shall be paid in a lump sum payment on the 60th day following said Separation from Service.

Section 3.6.  Change of Control.  Upon a Change of Control, the Participant’s Accrued Benefit determined pursuant to Section 1.1(a) and the date on which the Change of Control occurred shall be paid in a lump sum payment to the Participant on the 60th day following said Change of Control. This lump sum payment shall be the actuarial equivalent of the Participant’s Accrued Benefit (which actuarial equivalent shall be determined using the Applicable Mortality Table as defined in IRC §417(e)(3) and the 30-year Treasury rates in effect for the month of August (actually announced in September) preceding the first day of the applicable Plan Year).

Section 3.7.  Termination of the Plan by the Company.  The Company may terminate this Plan at any time, in which case the Participant shall be entitled to the amount of his Accrued Benefit determined pursuant to Section 1.1(a) and the date on which the Plan is terminated.

If the Plan termination results from any of the three events set forth in Reg. §1.409A-3(j)(4)(ix), a distribution will be paid as soon as practicable following the date of such Plan termination to the Participant in a lump sum payment equal to the actuarial equivalent of the Participant’s Accrued Benefit (which actuarial equivalent shall be determined using the Applicable Mortality Table as defined in IRC §417(e)(3) and the 30-year Treasury rates in effect for the month of August (actually announced in September) preceding the first day of the applicable Plan Year).

If the Plan termination does not result from one of the above-described two events, the Participant’s accrued benefit shall be frozen and his Plan benefits shall be paid to him, or in the event of his death to his surviving spouse, at the same time and in the same form and amount that his Plan benefit would have been paid had the Plan not been terminated.

Section 3.8.  Delayed Commencement Date for Key Employee.  If the Participant is a Key Employee and is entitled to benefit hereunder as a result of a Separation from Service pursuant to the provisions of Section 3.1, 3.2 or 3.5 above, the commencement of the Participant’s benefits shall be delayed for six (6) months after the date of the Separation from Service. After the end of said six-month delayed Commencement Date, benefits to the Participant in the amount described in Sections 3.1, 3.2, or 3.5 (whichever is applicable) shall commence to be paid each month, continuing to his death; provided, however, that the amount of monthly benefits the Participant did not receive during such six-month delayed commencement time period shall be paid Participant in a lump sum payment at the same time his first monthly payment is paid hereunder; provided further, if such Separation from Service is involuntary with Cause, the Participant’s benefit described in Section 3.5 above in such situation shall be paid in a lump sum payment after the end of said 6-month delayed Commencement Date.

Section 3.9.  Breach of Non-Competition/Non-Solicitation Provisions.  If the Participant breaches either or both of the non-competition and non-solicitation provisions of his Employment Agreement with Company (if any), the Participant (or his spouse) shall forfeit the right to receive any further payments pursuant to this Plan.

ARTICLE IV
FUNDING

Section 4.1.  Plan Unfunded.  The obligation to pay benefits under the Plan represents only a contractual obligation of the Company to make payments when due.  The Company’s obligation to pay benefits shall not be secured in any way, and neither shall set aside assets beyond the reach of their general creditors for the purpose of paying benefits under the Plan.

Section 4.2.  Insurance Contracts.  The Company may determine, in its sole discretion, to purchase one or more life insurance contracts on the Participant’s life as a means of reserving assets to pay its obligations under the Plan.  In that event, the Participant shall, as a condition to receiving any benefits under the Plan, consent to the purchase of that insurance, execute any application or other forms that the insurer reasonably requires, and make other reasonable efforts to permit the Company to obtain that insurance.

ARTICLE V
ADMINISTRATION

Section 5.1.  Administration.  The Company shall administer the Plan and may delegate all or a portion of its responsibility to such individuals as it deems appropriate.

Section 5.2.  Notices.  Any notice to the Company under the Plan shall be sufficient if it is in writing and delivered by hand or sent by registered or certified mail, return receipt requested, to the Board of Directors.  Any notice to the Participant or his spouse under the Plan shall be sufficient if it is in writing and delivered by hand or sent by registered or certified mail, return receipt requested, to the Participant or, in the event of his death, to his spouse.  Any notice shall be deemed made as of the date of delivery by hand or the mailing date shown on the return receipt for registered or certified mail.

Section 5.3.  Powers and Duties of the Company.  Subject to the specific limitations stated in this Plan, the Company shall have the following powers, duties, and responsibilities:

(b)	To carry out the general administration of the Plan;

(b)           To cause to be prepared all forms necessary or appropriate for the administration of the Plan;

(c)           To keep appropriate books and records;

(d)           To determine amounts to be distributed to the Participant and his spouse under the provisions of the Plan;

(e)           To determine, consistently with the provisions of this instrument, all questions of eligibility, rights, and status of the Participant and his spouse under the Plan;

(f)            To issue, amend, and rescind rules relating to the administration of the Plan, to the extent those rules are consistent with the provisions of this instrument;

(g)           To exercise all other powers and duties specifically conferred upon Company elsewhere in this instrument; and

(h)           To interpret, with discretionary authority, the provisions of this Plan and to resolve, with discretionary authority, all disputed questions of Plan interpretation and benefit eligibility. Benefits shall be paid hereunder only if the Administrator, in its sole discretion, decides that the Participant or his spouse is entitled to them.

ARTICLE VI
AMENDMENT AND TERMINATION

Section 6.1.  Amendment.  The Company may amend the Plan at any time by action of the Board of Directors, with written notice to each Participant.  The Company, however, may not make any amendment that reduces the Participant’s benefits below amounts already earned or that delays the payment of those benefits past the time provided under the Plan immediately before the date of the amendment, unless the Participant consents in writing to the amendment.

Section 6.2.  Termination.  The Company reserves the right to terminate the Plan, by action of the Board of Directors, at any time it deems appropriate.  Upon termination of the Plan, no further benefits shall be earned under the Plan

ARTICLE VII
MISCELLANEOUS

Section 7.1.  Relationship.  Notwithstanding any other provision of this Plan, this Plan and action taken pursuant to it shall not be deemed to establish a trust or fiduciary relationship of any kind between the Company and the Participant or his spouse.  The Plan is intended to be unfunded for purposes of the Employee Retirement Income Security Act of 1974, as amended.  The Plan shall not be deemed to grant the Participant, his spouse, or any other person any interest or right in any property of the Company other than as an unsecured general creditor of the Company.

Section 7.2.  Anticipation of Benefits.  Neither the Participant nor his spouse shall have the power to transfer, assign, anticipate, pledge, alienate, or otherwise encumber in advance any of the payments that may become due under this Plan, and any attempt to do so shall be void.  Any payments that may become due under this Plan shall not be subject to attachment, garnishment, execution, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

Section 7.3.  No Guarantee of Continued Employment.  Nothing contained in this Plan or any action taken under the Plan shall be construed as a contract of employment or as giving the Participant any right to be retained in employment with the Company.

Section 7.4.  Persons Subject to the Plan.  This Plan shall be binding upon and inure to the benefit of the Participant and his spouse and upon the Company and their successors and assigns.

Section 7.5.  Responsibility for Tax Status.  The Company does not make any warranties, express or implied, or assume any responsibility concerning the federal, state, or local taxation of rights or benefits under the Plan.

Section 7.6.  Tax Withholding.  The Company may withhold from the Participant’s compensation or from any benefit paid under the Plan such amounts as may be required by applicable federal, state, or local tax laws.

Tower Financial Corporation has caused the Plan to be executed by its duly authorized officer on the 22nd day of July, 2008.

Tower Financial Corporation

By:	/s/ Michael D. Cahill

Title:	President/CEO